EXHIBIT 99.1

Bay Bancorp, Inc. Announces Third Quarter 2015 Results

COLUMBIA, Md., Oct. 29, 2015 (GLOBE NEWSWIRE) -- Bay Bancorp, Inc. ("Bay") (NASDAQ:BYBK), the savings and loan holding company for Bay Bank, FSB ("Bank"), announced today net income of $0.53 million or basic and diluted net income per common share of $.05 for the third quarter of 2015, compared to net income of $0.55 million or basic and diluted net income per common share of $.05 for the second quarter of 2015, and a loss of $0.94 million or basic and diluted loss per common share of $.09 for the third quarter of 2014.

Bay reported net income of $1.42 million or basic and diluted net income per common share of $0.13 for the first nine-months of 2015, compared to $1.79 million or basic or diluted net income per common share of $0.18 for the same period of 2014, which included a bargain purchase gain from the May 30, 2014 acquisition of Slavie Federal Savings Bank from the FDIC (the "Slavie Acquisition") and income from the recognition of the remaining interest rate mark-to-market adjustment related to the Bank's exit from its IRA business, representing a combined $2.9 million of pre-tax income.

Commenting on the announcement, Joseph J. Thomas, President and CEO, said, "I am very pleased by our team's efforts to increase the company's pre-tax profitability 18% in the nine months ending September 30, 2015, while we also continued to improve our asset quality as measured in the 30% classified asset ratio. Excluding the benefit of the 2014 bargain purchase gain and exit of the IRA business, pre-tax income increased by $3.1 million for the first nine months of 2015 when compared to the first nine-months of 2014. With our expanded geographic focus, investments in our banking team, responsive and creative lending capacity, and progressive suite of treasury and technology products, we are poised to drive organic growth and profitability that will lead to improved returns on our strong capital levels," continued Thomas.

Highlights from the First Nine Months of 2015

The Bank's relationship management activities resulted in the growth of new loans in the Bank's originated portfolio by a 29.8% annualized pace in the first nine-months of 2015. Deposit mix changes were favorable, with declines in certificate of deposit balances offset by core interest bearing and noninterest-bearing deposit growth, leading to an attractive 0.45% cost of deposits for the 3rd quarter of 2015. Bay has a very strong capital position and capacity for future growth with total regulatory capital to risk weighted assets of 16.5% as of September 30, 2015. The Bank has a proven record of success in acquisitions and acquired problem asset resolutions and, at September 30, 2015, had $11.1 million in remaining net purchase discounts on acquired loan portfolios.

Specific highlights are listed below:

  The return on average assets for the three- and nine-month periods ended September 30, 2015 was 0.43% and 0.39%, respectively, as compared to -0.77% and 0.54%, respectively, for the same periods of 2014. The return on average equity for the three- and nine-month periods ended September 30, 2015 was 3.12% and 2.81%, respectively, as compared to -5.62% and 3.89%, respectively, for the same periods in 2014.

  Total assets were $474 million at September 30, 2015 compared to $489 million at June 30, 2015 and $480 million at December 31, 2014.

  Total loans were $389 million at September 30, 2015, an increase of 1.0% from $386 million at June 30, 2015, a decrease of 0.9% from $393 million at December 31, 2014 and a decrease of 1.2% from $394 million at September 30, 2014.

  Total deposits were $382 million at September 30, 2015, a decrease of 0.7% from $384 million at June 30, 2015, a decrease of 1.6% from $388 million at December 31, 2014 and a decrease of 4.3% from $399 million at September 30, 2014. Non-interest bearing deposits were $92 million at September 30, 2015, an increase of 0.2% from $92 million at December 31, 2014.

  Net interest income for the three- and nine-month periods ended September 30, 2015 totaled $5.4 million and $16.3 million, respectively, compared to $5.5 million and $16.5 million, respectively, for the same periods of 2014. Interest income associated with discount accretion on purchased loans, deferred costs and deferred fees will vary due to the timing and nature of loan principal payments. Earning asset leverage was the primary driver in year-over-year results, as average earning loans and investments increased to $426 million for the nine months ended September 30, 2015, compared to $361 million for the same period of 2014.

  Net interest margin for the three- and nine-month periods ended September 30, 2015 was 4.68% and 4.76%, respectively, compared to 4.80% and 5.50%, respectively, for the same periods of 2014. The margin for nine-months ended September 30, 2015 reflects the variable pace of discount accretion recognition within interest income and the impact of fair value amortization on the interest expense of acquired deposits. For the nine-months ended September 30, 2015, the earning asset portfolio yield was influenced by a $1.19 million decline in net discount accretion of purchased loan discounts recognized in interest income and a $0.92 million decrease in the fair value amortization on deposits when compared to the same period of 2014. The margin declined by 74 basis points during the nine months ended September 30, 2015 when compared to a year earlier, with the reduction in loan and deposit accretion accounting for 76 basis points of the fluctuation.

  Nonperforming assets decreased to $12.8 million at September 30, 2015 or 2.0%, from $13.1 million at June 30, 2015, and declined 37.9% from $20.7 million at September 30, 2014. The third quarter of 2015 decreases resulted from the Bank's continued resolution of acquired nonperforming loans.

  The provision for loan losses for the three and nine months ended September 30, 2015 was $306,000 and $878,000, respectively, compared to $220,000 and $580,000, respectively, for the same periods of 2014. The increases for the 2015 periods were primarily the result of increases in loan originations. As a result, the allowance for loan losses was $1.62 million at September 30, 2015, representing 0.42% of total loans, compared to $1.43 million, or 0.37% of total loans, at June 30, 2015 and $1.29 million, or 0.33% of total loans, at December 31, 2014. Management expects both the allowance for loan losses and the related provision for loan losses to increase in the future due to the gradual accretion of the discount on the acquired loan portfolios and an increase in new loan originations

Stock Repurchase Program

During the third quarter of 2015, Bay purchased 170,492 shares of its common stock, at an average price of $5.03 per share, pursuant to the stock purchase program that the Board of Directors approved on July 30, 2015. The program authorizes Bay to purchase up to 250,000 shares of its common stock over a 12-month period in open market and/or through privately negotiated transactions, at Bay's discretion. The Board may modify, suspend or discontinue the program at any time.

Third Quarter Events

On July 1, 2015, the Bank announced it moved its corporate headquarters to Columbia, Maryland, where it also opened a new full service branch on April 27, 2015. This is the Bank's first branch in Howard County, Maryland. The headquarters and branch are located at 7151 Columbia Gateway Drive. The headquarters change resulted in 14 associates relocating to Columbia and 13 associates remaining in the Lutherville sales offices.

Balance Sheet Review

Total assets were $474 million at September 30, 2015, a decrease of $5.8 million, or 1.2%, when compared to December 31, 2014. Investment securities decreased by $1.6 million or 4.4% for the nine-month period, while loans held for sale increased by $3.3 million or 45.1%. These changes were partially offset by a $3.7 million or 0.9% decline in loans held for investment.

Total deposits were $382 million at September 30, 2015, a decrease of $6.3 million, or 1.6%, when compared to December 31, 2014. The decrease was primarily due to managed declines in certificates of deposits and seasonal deposit fluctuations, offset by a $.2 million or 0.2% increase in non-interest bearing deposits.

Stockholders' equity increased to $66.9 million at September 30, 2015 compared to $66.1 million at June 30, 2015, $66.6 million at December 31, 2014, and $65.2 million at September 30, 2014. The third quarter 2015 increases related to corporate earnings, which were partially offset by net market value adjustments on bank owned investment securities. The increase over the first nine months of 2015 includes an increase in the Bank's retirement income plan liability due to changes in actuarial assumptions, offset by related deferred taxes. The book value of Bay's common stock was $6.05 at September 30, 2015 compared to $5.99 per share at June 30, 2015 and $5.92 per share at September 30, 2014.

Nonperforming assets, which consist of nonaccrual loans, troubled debt restructurings, accruing loans past due 90 days or more, and real estate acquired through foreclosure, decreased to $12.8 million at September 30, 2015 from $13.1 million at June 30, 2015 and from $14.3 million at December 31, 2014. The improvements were driven by related decreases in purchased credit impaired loans of $0.25 million and $2.03 million from June 30, 2015 and December 31, 2014, respectively. Nonperforming assets represented 2.71% of total assets at September 30, 2015, compared to 2.68% at June 30, 2015 and 4.31% at September 30, 2014.

At September 30, 2015, the Bank remained above all "well-capitalized" regulatory requirement levels. The Bank's tier 1 risk-based capital ratio was 16.09% at September 30, 2015 as compared to 15.84% at September 30, 2014 and 16.66% at December 31, 2014. Liquidity remained strong due to managed cash and cash equivalents, borrowing lines with the FHLB of Atlanta, the Federal Reserve and correspondent banks, and the size and composition of the investment portfolio.

Review of Financial Results

Net income for the three- and nine-month periods ended September 30, 2015 was $0.53 million and $1.42 million, respectively, compared to a net loss of $0.94 million and net income of $1.79 million, respectively, for the same periods of 2014. With the changes to net income primarily the result of the 2014 bargain purchase gain attributable to the Slavie Acquisition of $0.51 million and the 2014 recognition of the remaining interest rate mark-to-market adjustment of $2.4 million related to the exit of our IRA business, changes were less comparable to prior periods.

Net interest income for the three months ended September 30, 2015 totaled $5.4 million compared to $5.5 million for the same periods of 2014. Interest income associated with discount accretion on purchased loans, deferred costs and deferred fees will vary due to the timing and nature of loan principal payments.  A decrease of $0.2 million in certificate of deposit interest mark amortization was offset by favorable changes in Bay's deposit mix and the resulting reduction in deposit costs.

Net interest income decreased to $16.3 million for the nine months ended September 30, 2015 compared to $16.5 million for the same period of 2014. The decrease was the result of a $64.2 million growth in average interest-earning assets largely due to the Slavie Acquisition, offset by a $1.19 million decline in net discount accretion of purchased loan discounts recognized in interest income and a $0.92 million decrease in the fair value amortization on deposits. Excluding the impact of the fair value accounting, net interest income increased by $1.90 million when compared to the nine months ended September 30, 2014. The net interest margin for third quarter of 2015 decreased to 4.68% from 4.88% for the second quarter of 2015. The net interest margin for the nine months ended September 30, 2015 decreased to 4.76% compared to 5.50% for the same period of 2014 due to the decline in discount accretion on loans and deposits. As of September 30, 2015, the remaining net loan discounts on the Bank's loan portfolio, including loans acquired in the Slavie Acquisition, totaled $11.1 million.

Noninterest income for the three months ended September 30, 2015 was $1.5 million compared to $1.6 million for the three months ended June 30, 2015 and $1.1 million for the three months ended September 30, 2014. The change from the immediately prior quarter was primarily the result of a $0.12 million gain from the sale of certain securities, offset by a $0.09 million decrease in mortgage banking fees and gains. The increase from the third quarter of 2014 was primarily the result of a $0.26 million increase in mortgage banking fees and gains and a $0.12 million gain from the sale of certain securities in 2015.

Noninterest income for the nine months ended September 30, 2015 was $4.3 million compared to $6.6 million for the same period of 2014. This decrease was primarily the result of the $2.4 million remaining interest rate mark-to-market adjustment on IRA deposits recognized in 2014, the $0.51 million bargain purchase gain recognized in 2014 and a $0.16 million decrease in electronic banking fees, offset by a $0.74 million increase in mortgage banking fees and gains and a $0.20 million gain from the sale of certain securities in 2015. Expectations are for mortgage fees and gains to decrease during the final quarter of 2015, although Bay anticipates that they will remain above the pace recorded in 2014.

Noninterest expense reduction is a key focus for 2015 net income improvement. For the three months ended September 30, 2015, noninterest expense was $5.8 million compared to $5.9 million for the prior quarter and $8.0 million for the third quarter of 2014. The primary contributors to the decrease when compared to the third quarter of 2014 were decreases of $0.35 million in salary and employee benefits, $0.09 million in occupancy expense, $0.05 million in foreclosed property expenses, and $0.64 million in merger related expenses and one-time other expenses of $0.98 million recorded in 2014.

For the nine months ended September 30, 2015, noninterest expense was $17.4 million compared to $20.6 million for the same period of 2014. The primary contributors to the decrease when compared to the first nine-months of 2014 were decreases of $0.81 million in salary and employee benefits, $0.27 million in occupancy expense and $0.22 million in foreclosed property expenses offset by $0.13 million increase in data processing expenses along with $0.98 million in one-time other expenses recorded in 2014.

Bay Bancorp, Inc. Information

Bay Bancorp, Inc. is a financial holding company and a savings and loan holding company headquartered in Columbia, Maryland. Through Bay Bank, FSB, its federal savings bank subsidiary, Bay Bancorp, Inc. serves the community with a network of 11 branches strategically located throughout the Baltimore Metropolitan Statistical Area, particularly Baltimore City and the Maryland counties of Baltimore Washington corridor. The Bank serves small and medium size businesses, professionals and other valued customers by offering a broad suite of financial products and services, including on-line and mobile banking, commercial banking, cash management, mortgage lending and retail banking. The Bank funds a variety of loan types including commercial and residential real estate loans, commercial term loans and lines of credit, consumer loans and letters of credit. Additional information is available at www.baybankmd.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as "anticipate," "estimate," "should," "expect," "believe," "intend," and similar expressions. Although these statements reflect management's good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Bay Bancorp, Inc. with the Securities and Exchange Commission entitled "Risk Factors".

Bay Bancorp, Inc.
Consolidated Balance Sheets

	September 30, 2015 (unaudited)	June 30, 2015 (unaudited)	December 31, 2014	September 30, 2014 (unaudited)

ASSETS

Cash and due from banks	$ 7,122,397	$ 8,021,913	$ 7,062,943	$ 7,318,090
Interest bearing deposits with banks and federal funds sold	8,057,450	11,395,843	9,794,382	9,654,840
Total Cash and Cash Equivalents	15,179,847	19,417,756	16,857,325	16,972,930

Time deposits with banks	--	--	34,849	284,849
Investment securities available for sale, at fair value	33,470,737	39,822,541	35,349,889	34,428,746
Investment securities held to maturity, at amortized cost	1,592,496	1,277,799	1,315,718	1,334,462
Restricted equity securities, at cost	1,626,595	2,153,595	1,862,995	1,367,995
Loans held for sale	10,496,323	16,832,511	7,233,306	6,317,277
Loans, net of deferred fees and costs	389,360,703	385,652,537	393,051,192	394,080,772
Less: Allowance for loan losses	(1,619,755)	(1,432,546)	(1,294,976)	(1,129,250)
Loans, net	387,740,948	384,219,991	391,756,216	392,951,522

Real estate acquired through foreclosure	1,977,262	1,611,451	1,480,472	1,642,524
Premises and equipment, net	5,187,841	5,216,009	5,553,957	5,589,176
Bank owned life insurance	5,579,745	5,548,022	5,485,377	5,453,093
Core deposit intangible	2,821,906	3,019,629	3,478,282	3,732,826
Deferred tax assets, net	4,100,033	4,213,522	3,214,100	5,258,484
Accrued interest receivable	1,308,152	1,276,005	1,306,111	1,277,781
Accrued taxes receivable	1,809,750	2,134,635	3,122,885	1,253,060
Defined benefit pension asset	--	--	680,668	540,058
Prepaid expenses	809,447	942,914	925,288	1,058,985
Other assets	460,086	849,345	285,547	55,780
Total Assets	$ 474,161,168	$ 488,535,725	$ 479,942,985	$ 479,519,548

LIABILITIES
Noninterest-bearing deposits	$ 91,825,133	$ 97,646,931	$ 91,676,534	$ 92,902,861
Interest-bearing deposits	289,745,003	286,804,522	296,153,598	305,693,481
Total Deposits	381,570,136	384,451,453	387,830,132	398,596,342

Short-term borrowings	20,900,000	33,150,000	22,150,000	12,000,000
Defined benefit pension liability	1,661,891	1,704,352	--	--
Accrued expenses and other liabilities	3,149,747	3,102,767	3,319,567	3,724,242
Total Liabilities	407,281,774	422,408,572	413,299,699	414,320,584

STOCKHOLDERS' EQUITY
Common stock - par value $1.00, authorized 20,000,000 shares, issued and outstanding 11,046,676, 11,031,114, 11,014,517 and 11,014,517 shares as of September 30, 2015, June 30, 2015, December 31, 3014 and September 30, 2014, respectively.	11,046,676	11,031,114	11,014,517	11,014,517
Additional paid-in capital	43,374,650	43,341,343	43,228,950	43,143,903
Retained earnings	12,154,890	11,625,473	10,736,305	9,488,743
Accumulated other comprehensive income	303,178	129,223	1,663,514	1,551,801
Total Stockholders' Equity	66,879,394	66,127,153	66,643,286	65,198,964
Total Liabilities and Stockholders' Equity	$ 474,161,168	$ 488,535,725	$ 479,942,985	$ 479,519,548

Bay Bancorp, Inc.
Consolidated Statements of Income (Loss)
(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2015	2014	2015	2014

Interest income:
Interest and fees on loans	$ 16,566,540	$ 16,457,477	$ 5,473,097	$ 5,537,260
Interest on loans held for sale	291,656	196,274	97,965	64,265
Interest and dividends on securities	811,310	706,315	295,612	213,862
Interest on deposits with banks and federal funds sold	28,123	39,245	11,743	7,217
Total Interest Income	17,697,629	17,399,311	5,878,417	5,822,604

Interest expense:
Interest on deposits	1,381,920	896,596	433,349	286,368
Interest on Fed Funds Purchased	604	--	--	--
Interest on short-term borrowings	46,954	12,706	23,310	12,706
Total Interest Expense	1,429,478	909,302	456,659	299,074
Net Interest Income	16,268,151	16,490,009	5,421,758	5,523,530

Provision for loan losses	878,196	580,217	306,387	220,373
Net interest income after provision for loan losses	15,389,955	15,909,792	5,115,371	5,303,157

Noninterest income:
Electronic banking fees	1,827,287	1,991,048	625,041	674,701
Mortgage banking fees and gains	1,512,742	767,803	515,035	259,740
(Loss) gain on sale of real estate acquired through foreclosure	39,795	27,422	346	(1,503)
Brokerage commissions	--	--	--	--
Service charges on deposit accounts	229,106	303,396	79,375	99,451
Bargain purchase gain	--	510,844	--	--
Gain on securities sold	196,967	--	119,477	--
Other income	512,834	3,031,629	155,504	95,003
Total Noninterest Income	4,318,731	6,632,142	1,494,778	1,127,392

Noninterest Expenses:
Salary and employee benefits	8,957,474	9,769,014	2,894,539	3,244,553
Occupancy expenses	2,007,438	2,256,683	631,180	722,573
Furniture and equipment expenses	776,997	875,274	256,425	280,320
Legal, accounting and other professional fees	1,130,214	1,088,451	393,035	356,226
Data processing and item processing services	994,101	863,909	368,221	371,572
FDIC insurance costs	301,758	287,568	98,375	84,882
Advertising and marketing related expenses	280,214	290,511	184,910	105,546
Foreclosed property expenses	296,223	504,295	66,760	113,903
Loan collection costs	311,916	305,099	112,539	152,196
Core deposit intangible amortization	656,375	738,416	197,722	245,674
Merger and acquisition related expenses	--	877,560	--	637,272
Other expenses	1,674,927	2,710,244	552,049	1,656,932
Total Noninterest Expenses	17,387,637	20,567,024	5,755,754	7,971,649
Income (loss) before income taxes	2,321,049	1,974,910	854,395	(1,541,100)
Income tax expense	902,464	189,764	324,977	(599,585)
Net income (loss)	1,418,585	1,785,146	529,418	(941,515)

Basic net income (loss) per common share	$ 0.05	$ 0.18	$ 0.13	$ (0.09)

Diluted net income (loss) per common share	$ 0.05	$ 0.18	$ 0.13	$ (0.09)

Bay Bancorp, Inc.
Consolidated Statements of Stockholders' Equity
For the Nine Months Ended September 30, 2015 and 2014
(Unaudited)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (loss)	Total

Balance December 31, 2013	$ 9,379,753	$ 36,357,001	$ 7,703,597	$ 1,113,917	$ 54,554,268

Net income	--	--	1,785,146	--	1,785,146
Other comprehensive income			--	437,884	437,884
Issuance of restricted common stock	--	--	--	--	--
Stock-based compensation	212,000	1,209,666	--	--	1,421,666
Issuance of common stock	1,422,764	5,577,236	--	--	7,000,000
Balance September 30, 2014	$ 11,014,517	$ 43,143,903	$ 9,488,743	$ 1,551,801	$ 65,198,964

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (loss)	Total

Balance December 31, 2014	$ 11,014,517	$ 43,228,950	$ 10,736,305	$ 1,663,514	$ 66,643,286

Net income	--	--	1,418,585	--	1,418,585
Other comprehensive income			--	(1,360,336)	(1,360,336)
Stock-based compensation	--	123,179	--	--	123,179
Issuance of common stock under stock option plan	202,651	709,603			912,254
Repurchase of common stock	(170,492)	(687,082)	--	--	(857,574)
Balance September 30, 2015	$ 11,046,676	$ 43,374,650	$ 12,154,890	$ 303,178	$ 66,879,394

Bay Bank, FSB
Capital Ratios
(Unaudited)

					To Be Well
					Capitalized Under
			To Be Considered		Prompt Corrective
	Actual		Adequately Capitalized		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of September 30, 2015:
Total Risk-Based Capital Ratio	$ 65,357	16.50%	$ 31,681	8.00%	$ 39,601	10.00%
Tier I Risk-Based Capital Ratio	$ 63,737	16.09%	$ 23,760	6.00%	$ 31,681	8.00%
Common Equity Tier I Capital Ratio	$ 63,737	16.09%	$ 17,820	4.50%	$ 25,740	6.50%
Leverage Ratio	$ 63,737	13.19%	$ 19,331	4.00%	$ 24,164	5.00%

As of June 30, 2015:
Total Risk-Based Capital Ratio	$ 64,639	17.39%	$ 29,736	8.00%	$ 37,170	10.00%
Tier I Risk-Based Capital Ratio	$ 63,206	17.00%	$ 22,302	6.00%	$ 29,736	8.00%
Common Equity Tier I Capital Ratio	$ 63,206	17.00%	$ 16,726	4.50%	$ 24,160	6.50%
Leverage Ratio	$ 63,206	13.23%	$ 19,106	4.00%	$ 23,882	5.00%

As of March 31, 2015:
Total Risk-Based Capital Ratio	$ 64,172	16.57%	$ 30,990	8.00%	$ 38,738	10.00%
Tier I Risk-Based Capital Ratio	$ 62,818	16.22%	$ 23,243	6.00%	$ 30,990	8.00%
Common Equity Tier I Capital Ratio	$ 62,818	16.22%	$ 17,432	4.50%	$ 25,180	6.50%
Leverage Ratio	$ 62,818	13.01%	$ 19,313	4.00%	$ 24,141	5.00%

As of December 31, 2014:
Total Risk-Based Capital Ratio	$ 62,743	16.66%	$ 30,132	8.00%	$ 37,665	10.00%
Tier I Risk-Based Capital Ratio	$ 61,448	16.31%	$ 15,066	4.00%	$ 22,599	6.00%
Leverage Ratio	$ 61,448	12.94%	$ 18,988	4.00%	$ 23,735	5.00%

As of September 30, 2014:
Total Risk-Based Capital Ratio	$ 60,376	16.14%	$ 29,922	8.00%	$ 37,402	10.00%
Tier I Risk-Based Capital Ratio	$ 59,247	15.84%	$ 14,961	4.00%	$ 22,441	6.00%
Leverage Ratio	$ 59,247	12.51%	$ 18,943	4.00%	$ 23,679	5.00%

As of June 30, 2014:
Total Risk-Based Capital Ratio	$ 60,205	15.99%	$ 30,122	8.00%	$ 37,653	10.00%
Tier I Risk-Based Capital Ratio	$ 59,105	15.70%	$ 15,061	4.00%	$ 22,592	6.00%
Leverage Ratio	$ 59,105	12.27%	$ 19,263	4.00%	$ 24,079	5.00%

As of March 31, 2014:
Total Risk-Based Capital Ratio	$ 49,354	15.53%	$ 25,423	8.00%	$ 31,778	10.00%
Tier I Risk-Based Capital Ratio	$ 48,412	15.23%	$ 12,711	4.00%	$ 19,067	6.00%
Leverage Ratio	$ 48,412	11.44%	$ 16,927	4.00%	$ 21,159	5.00%

As of December 31, 2013:
Total Risk-Based Capital Ratio	$ 47,815	14.68%	$ 26,049	8.00%	$ 32,562	10.00%
Tier I Risk-Based Capital Ratio	$ 46,964	14.42%	$ 13,025	4.00%	$ 19,537	6.00%
Leverage Ratio	$ 46,964	11.41%	$ 16,461	4.00%	$ 20,577	5.00%

Bay Bancorp, Inc.
Selected Financial Data
(Unaudited)

	Three Months Ended			Nine Months Ended		Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,	December 31,
	2015	2015	2014	2015	2014	2014
Financial Data:
Assets	$ 474,161,168	$ 488,535,725	$ 479,519,548	$ 474,161,168	$ 479,519,548	$ 479,942,985
Investment securities	35,063,233	41,100,340	35,763,208	35,063,233	35,763,208	36,665,607
Loans (net of deferred fees and costs)	389,360,703	385,652,537	394,080,772	389,360,703	394,080,772	393,051,192
Allowance for loan losses	(1,619,755)	(1,432,546)	(1,129,250)	(1,619,755)	(1,129,250)	1,294,976
Deposits	381,570,136	384,451,453	398,596,342	381,570,136	398,596,342	387,830,131
Borrowings	20,900,000	33,150,000	12,000,000	20,900,000	12,000,000	22,150,000
Stockholders' equity	66,879,394	66,127,153	65,198,964	66,879,394	65,198,964	66,643,286

Net (loss) income	529,417	545,915	(941,515)	1,418,585	1,785,146	3,032,708

Average Balances:
Assets	486,948,390	480,665,265	485,175,007	484,582,648	445,479,782	459,673,750
Investment securities	40,709,454	35,386,462	36,881,377	37,158,002	37,712,361	37,773,016
Loans (net of deferred fees and costs)	387,299,575	386,984,981	397,302,596	389,001,674	322,877,223	364,499,210
Borrowings	32,341,304	13,702,198	15,135,870	20,792,308	18,745,421	9,269,231
Deposits	383,155,659	395,286,356	400,964,856	392,504,799	363,400,788	385,700,292
Stockholders' equity	67,356,613	67,139,931	66,409,980	67,458,129	61,344,406	61,530,969

Performance Ratios:
Return on average assets	0.43%	0.46%	-0.77%	0.39%	0.54%	0.66%
Return on average equity	3.12%	3.26%	-5.62%	2.81%	3.89%	4.93%
Yield on average interest-earning assets	5.07%	5.30%	5.06%	5.18%	5.81%	5.59%
Rate on average interest-bearing liabilities	0.56%	0.46%	0.37%	0.61%	0.42%	0.42%
Net interest spread	4.51%	4.69%	4.69%	4.58%	5.39%	5.17%
Net interest margin	4.68%	4.88%	4.80%	4.76%	5.50%	5.30%

Book value per share	$ 6.05	$ 5.99	$ 5.92	$ 6.05	$ 5.92	$ 6.05
Basic net income per share	0.05	0.05	(0.09)	0.13	0.18	0.29
Diluted net income per share	0.05	0.05	(0.09)	0.13	0.18	0.29

	September 30,	June 30,	September 30,	December 31,
	2015	2015	2014	2014
Asset Quality Ratios:
Allowance for loan losses to loans	0.42%	0.37%	0.29%	0.33%
Nonperforming loans to total loans	2.79%	2.98%	4.83%	3.27%
Nonperforming assets to total assets	2.71%	2.68%	4.31%	2.99%
Net charge-offs annualized to avg. loans	0.06%	0.06%	0.19%	0.06%

Capital Ratios (Bay Bank, FSB):
Total risk-based capital ratio	16.50%	17.39%	16.14%	16.66%
Common equity tier 1 capital ratio	16.09%	17.00%	N/A	N/A
Tier 1 risk-based capital ratio	16.09%	17.00%	15.84%	16.31%
Leverage ratio	13.19%	13.23%	12.51%	12.94%
CONTACT: For investor inquiries contact:

         Joseph J. Thomas, President and CEO
         410-536-7336
         jthomas@baybankmd.com
         7151 Columbia Gateway Drive,
         Suite A
         Columbia, MD 21046

         For further information contact:

         Larry D. Pickett, Chief Financial Officer
         lpickett@baybankmd.com
         410-312-5415